Exhibit 1.1

EXECUTION VERSION

$250,000,000

DUPONT FABROS TECHNOLOGY, L.P.

5.625% Senior Notes due 2023

UNDERWRITING AGREEMENT

June 4, 2015

SUNTRUST ROBINSON HUMPHREY, INC.

As Representative of the

Underwriters listed in

Schedule I hereto

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, GA 30326

Ladies and Gentlemen:

DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Partnership”) and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Partnership proposes to issue and sell to the underwriters listed on Schedule I (the “Underwriters”) for whom you are acting as representative (the “Representative”), $250,000,000 aggregate principal amount of 5.625% Senior Notes due 2023 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Base Indenture”), as amended by a Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each to be dated as of June 9, 2015, by and among the Partnership, the Guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”).

The Partnership and Parent (as defined below) have prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-204635), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Notes that is filed with the SEC pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

As used herein, “Time of Sale” means 5:35 p.m. (New York City time) on June 4, 2015, which the Partnership has been informed is a time immediately prior to when sales of the Notes were first made. As used herein, “Issuer Free Writing Prospectus” means the issuer free writing prospectuses as defined in Rule 433 of the Act, if any, identified in Schedule II hereto, and “Time of Sale Document” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Time of Sale, together with the pricing term sheet attached hereto as Schedule III, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”) together with the Issuer Free Writing Prospectuses. The term “knowledge” (and correlative terms, when used with respect to the Partnership) shall mean to the actual knowledge of the officers of the Parent for itself and on behalf of the relevant entities. All references to “notice” shall mean written notice of such matter, and knowledge of any non-written notice of such matter.

This Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Guarantees are collectively referred to herein as the “Documents.”

2. Guarantee. Pursuant to the Indenture, DuPont Fabros Technology, Inc. (“Parent”) and the Subsidiary Guarantors shall fully and unconditionally guarantee, on a senior basis, to each holder of the Notes and the Trustee, the payment and performance of the Partnership’s obligations under the Indenture and the Notes (each such subsidiary together with the Parent being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, the respective principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto, at a purchase price of 97.955% of the aggregate principal amount thereof. Delivery to the Underwriters of and payment for the Notes shall be made at a Closing (the “Closing”) to be held at 10:00 a.m., New York time, on June 9, 2015 (the “Closing Date”) at the New York offices of Davis Polk & Wardwell LLP.

The Partnership shall deliver to the Underwriters one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Underwriters may request, against payment by the Underwriters of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Partnership shall designate to the Underwriters at least two business days prior to the Closing. The certificates representing the Notes in definitive form shall be made available to the Underwriters for inspection at the New York offices of Davis Polk & Wardwell LLP (or such other place as shall be reasonably acceptable to the Underwriters) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Partnership, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Partnership and the Guarantors. The Partnership and the Guarantors jointly and severally represent and warrant to the Underwriters that, as of the date hereof and as of the Closing Date:

(a)	The Partnership has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Notes, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.

(b)	No stop order suspending the effectiveness of the Registration Statement is in effect, the SEC has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A or Rule 401(g)(2) of the Act have been instituted or are pending or, to the best knowledge of the Partnership and the Guarantors, are contemplated or threatened by the SEC.

(c)	Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(c) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Underwriters and furnished to the Partnership in writing by the Underwriters expressly for use in the Time of Sale Document or the Prospectus or any amendment or supplement thereto, which such information is set forth in Section 12 hereto.

(d)	(i) The Time of Sale Document, at the Time of Sale, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Prospectus, as of its date and at the Closing Date, as then amended or supplemented by the Partnership, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(d) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Underwriters and furnished to the Partnership in writing by the Underwriters expressly for use in the Time of Sale Document or the Prospectus or any amendment or supplement thereto, which such information is set forth in Section 12 hereto. No injunction or order has been issued that would prevent or suspend the issuance or sale of any of the Notes (including the Guarantees) or the use of the Time of Sale Document, the Prospectus or any amendment or supplement thereto, in any jurisdiction. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Document and no statement of material fact included in the Time of Sale Document that is required to be included in the Prospectus has been omitted therefrom.

(e)	The documents incorporated by reference in each of the Time of Sale Document and the Prospectus, when filed with the SEC, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)	Each corporation, partnership, or other entity in which the Parent, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule IV attached hereto (the “Subsidiaries”).

(g)	The Parent and each of the Subsidiaries has been duly organized or formed, as the case may be, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Parent and the Subsidiaries, taken as a whole or (ii) the performance of the Partnership and the Guarantors of their respective obligations under this Agreement (each, a “Material Adverse Effect”).

(h)	All of the issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Time of Sale Document and the Prospectus (including the footnotes thereto) sets forth, as of its date, the capitalization of the Partnership. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries, are owned, directly or indirectly, by the Parent or Partnership, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions, except for (x) such Liens as are not, individually or in the aggregate, material and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) Liens disclosed in the Time of Sale Document and the Prospectus. Except as disclosed in the Time of Sale Document and the Prospectus (including the right to redeem units of partnership interest in the Partnership for shares of common stock of the Parent), there are no outstanding (A) options, warrants or other rights to purchase from the Parent or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Parent or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Parent or any of the Subsidiaries.

(i)	The Guarantors that are corporations have all requisite corporate power and authority, and the Partnership and each of the Guarantors that are limited partnerships, limited liability companies or other entities have all the requisite partnership or other power and authority, to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the transactions contemplated thereby.

(j)	This Agreement has been duly and validly authorized, executed and delivered by the Partnership and the Guarantors. The Indenture has been duly and validly authorized by the Partnership and the Guarantors. The Indenture, when executed and delivered by the Partnership and the Guarantors, will constitute a legal, valid and binding obligation of each of the Partnership and Guarantors, enforceable against each of the Partnership and the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by the federal and state securities laws and public policy considerations.

(k)	The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Partnership and the Guarantors, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes have been duly and validly authorized by the Partnership and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Partnership, entitled to the benefits of the Indenture, and enforceable against the Partnership in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(l)	The Guarantees have been duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of the Guarantees have been duly and validly authorized by each of the Guarantors, and when executed and delivered by each Guarantor in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of such Guarantees by the Trustee in accordance with the Indenture), will be legal, valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(m)	Neither the Parent nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”). Neither the Parent nor any of the Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), except for such violations, breaches or defaults under clauses (i) or (ii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there exists no condition that, with the passage of time or otherwise, would (a) constitute a violation of such Charter Documents or, to the knowledge of the Partnership and the Guarantors, Applicable Laws, (b) constitute a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty on the Parent or any of its Subsidiaries or the acceleration of any indebtedness of the Parent or any of its Subsidiaries.

(n)	The execution, delivery and performance of the Documents, the consummation of the transactions contemplated therein and the application of the proceeds from the Offering as described under “Use of Proceeds” in the Time of Sale Document and Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of the Parent or any of the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Parent or any of the Subsidiaries is a party or by which the Parent or any of the Subsidiaries is bound or to which any of the property or assets of the Parent or any of the Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Parent or any of the Subsidiaries; or (iii) result in any violation of Applicable Laws, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, impositions or defaults that could not reasonably be expected to have a Material Adverse Effect.

(o)	When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Prospectus.

(p)	No consent, approval, authorization or order of, or filing or registration with any Governmental Authority is required for the issuance and sale by the Partnership of the Notes (including the issuance of the Guarantees by the Guarantors) to the Underwriters or the consummation by the Partnership or the Guarantors of the other transactions contemplated hereby and the application of the proceeds from the Offering as described under “Use of Proceeds” in the Time of Sale Document and Prospectus, except such as have been obtained, such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes (including the Guarantees) by the Underwriters.

(q)	Except as disclosed in the Time of Sale Document and the Prospectus, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or threatened, in each case of which the Partnership or the Guarantors has knowledge, to which the Parent or any of the Subsidiaries is a party or to which any property or assets of the Parent or any of the Subsidiaries is subject, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)	Each of the Parent and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Time of Sale Document and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Parent and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Parent or its respective Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as disclosed in the Time of Sale Document and the Prospectus or except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)	The Parent and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Document and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent and the Subsidiaries; and all assets held under lease by the Parent or any Subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Parent and the Subsidiaries. Each of the properties of the Parent or any Subsidiary complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Time of Sale Document and the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Parent or any Subsidiary. Neither the Parent nor any Subsidiary has received from any Governmental Authority any written notice of any condemnation of, or zoning change affecting, the properties of the Parent or any Subsidiary or any part thereof, and neither the Partnership nor any of the Guarantors knows of any such condemnation or zoning change which is threatened, which if consummated, would reasonably be expected to have, in the aggregate, a Material Adverse Effect. Any loans secured by mortgages or deeds of trust encumbering the properties of the Parent or any of the Subsidiaries are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Parent or any of the Subsidiaries. No non-Guarantor Subsidiary holds participating interests in any loans secured by mortgages or deeds of trust encumbering the properties of the Partnership or any of the Guarantors.

(t)	True, correct and complete copies of all leases, amendments, exhibits, schedules or other documents that comprise the leases that the Parent or any of the Subsidiaries have entered into and that are currently in effect (the “Leases”) have been made available for review by the Underwriters or their counsel. Other than the Leases, there are no other leases or similar arrangements that are material to the Parent between the Parent or any Subsidiary with a tenant under a Lease relating to any of properties of the Parent or any of the Subsidiaries which has not been provided to the Underwriters or their counsel. Except as otherwise described in the Time of Sale Document: (a) to the knowledge of the Partnership or any of the Guarantors, all of the Leases, and, all guarantees related thereto, if any, are in full force and effect; (b) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Leases; (c) none of the Parent or any of the Subsidiaries has waived in writing any material provision under any Lease; (d) to the knowledge of the Partnership or any the Guarantors, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (e) no tenant under any of the Leases has a right of first refusal to purchase the premises demised under such Lease.

(u)

Except as disclosed in the Time of Sale Document and the Prospectus, or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, all entitlements necessary for development and/or renovation of each of the properties of the Parent and the Subsidiaries planned for development, material expansion or renovation as described in the Time of Sale Document or the Prospectus as having been vested or entitled with development rights have been obtained, except for such approvals that the Partnership and the Guarantors expect will be issued in normal course. With respect to any other property of the Parent or any of the Subsidiaries currently planned for development, material expansion or renovation and which is not described in the Time of Sale Document or the Prospectus as having received all necessary entitlements, the Partnership and the Guarantors expect that such entitlements will be issued in normal course.

(v)	There are no material contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Parent or any of the Subsidiaries of interests in assets or real property that is not described in the Time of Sale Document and the Prospectus.

(w)	All Tax returns required to be filed by the Parent and each of the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Parent and its respective Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). To the knowledge of the Partnership or any of the Guarantors, after reasonable inquiry, there are no actual or proposed Tax assessments against the Parent or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Parent and its respective Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. Except as disclosed in the Time of Sale Document and the Prospectus, to the knowledge of the Partnership or any of the Guarantors, there is no pending or threatened special assessment, tax proceeding or other action which could increase the real property taxes or assessments of the Parent or any of the Subsidiaries. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(x)	Each of the Parent and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) reasonably necessary for the conduct of its businesses, free and clear, as of the Closing Date, of all Liens, other than as set forth in the Time of Sale Document and the Prospectus and other than as are not, individually or in the aggregate, material and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Parent or the Guarantors is aware of any claims or notices of any potential claim that have been asserted by any person challenging the use of any Intellectual Property by the Parent or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Parent nor any of the Guarantors has any reason to believe that the use of Intellectual Property by the Parent or any of the Subsidiaries infringes on the Intellectual Property rights of any other person.

(y)

The Parent, together with the Subsidiaries, (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains and has maintained a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)	The consolidated financial statements and related notes of the Parent and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries, each contained, or incorporated by reference, in the Time of Sale Document and the Prospectus (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Parent and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act. The other financial data set forth under “Summary—Summary Financial Information and Other Data,” “Ratio of Earnings to Fixed Charges” and “Capitalization” included in the Time of Sale Document and the Prospectus, and similar sections incorporated by reference in the Time of Sale Document and the Prospectus, present fairly the financial position and results of operations of the Partnership and its consolidated subsidiaries as of the respective dates and for the respective periods indicated.

(aa)	The statistical and market and industry-related data included in the Time of Sale Document and the Prospectus are based on or derived from sources that the Partnership and the Guarantors believe to be reliable and accurate.

(bb)	Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Prospectus, except as disclosed in the Time of Sale Document and the Prospectus, (i) neither the Parent nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Parent, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Parent, or any payment of or declaration to pay any dividends or any other distribution with respect to the Parent, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Parent and the Subsidiaries in the aggregate (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Partnership or any of the Guarantors, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect which is not disclosed in the Time of Sale Document and the Prospectus.

(cc)	No “nationally recognized statistical rating organization” (as such term is defined for purposes of Section 3(a)(62) under the Exchange Act) (i) has imposed (or has informed the Partnership or the Guarantors that it is considering imposing) any condition (financial or otherwise) on the Parent or any of the Subsidiaries retaining any rating assigned to the Parent or any of the Subsidiaries or to any securities of the Parent or any of the Subsidiaries, or (ii) has indicated to the Partnership or the Guarantors that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Parent or any of the Subsidiaries or any securities of the Parent or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(dd)

At the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Time of Sale Document and Prospectus, the Partnership and each Guarantor will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Partnership and each Guarantor is not less than the total amount required to pay the liabilities of the Partnership and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Partnership and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and Guarantees as contemplated by this Agreement and the Time of Sale Document and Prospectus, neither the Partnership nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) neither the Partnership nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Partnership or any Guarantor is engaged.

(ee)	Neither the Partnership nor any of the Guarantors has and, to each of their knowledge, no one acting on any of their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership or the Guarantors to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of any of the Notes, or (iii) except as disclosed in the Time of Sale Document and the Prospectus, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership or the Guarantors.

(ff)	Each of the Parent, the Subsidiaries, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Parent, the Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). Neither the Parent, the Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Parent or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(gg)(i)	Neither the Parent nor any of the Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization, and, to the knowledge of the Partnership or any of the Guarantors, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; and (ii) no labor dispute by the employees of the Parent or any of the Subsidiaries exists, or, to the knowledge of the Parent and the Subsidiaries, is imminent that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)	None of the transactions contemplated in the Documents or the application of the proceeds by the Parent or any of the Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ii)	Neither the Partnership nor any of the Guarantors is, and after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Document and the Prospectus, neither will be, an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(jj)	Neither the Partnership nor any of the Guarantors has engaged any broker, finder, commission agent or other person (other than the Underwriters) in connection with the Offering or any of the transactions contemplated in the Documents, and neither the Partnership nor any of the Guarantors is under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Underwriters).

(kk)	Except as described in the Time of Sale Document and the Prospectus, each of the Parent and the Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Parent nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. There are no liabilities (whether accrued, contingent, direct, indirect, determined or determinable or otherwise) of or relating to the Parent or any of the Subsidiaries under or relating to any Environmental Law, which liabilities, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(ll)	As of the Closing Date, and except as disclosed in the Time of Sale Document and the Prospectus, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Parent (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Parent or any other Subsidiary of the Parent, (y) to make loans or advances or pay any indebtedness to, or investments in, the Parent or any other Subsidiary of the Parent or (z) to transfer any of its property or assets to the Parent or any other Subsidiary of the Parent.

(mm)	Each certificate signed by any officer of the Parent, or any Subsidiary, delivered to the Underwriters shall be deemed a representation and warranty by the Parent or any such Subsidiary thereof (and not individually by such officer) to the Underwriters with respect to the matters covered thereby.

(nn)

Each of the Parent and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Parent believes is adequate for the conduct of the business and the value of its properties. All policies of insurance insuring the Parent or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Parent and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Parent or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Parent nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Parent nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect. The Parent and the Subsidiaries currently have title insurance in full force and effect insuring the fee interests in each of their owned real properties, in an amount and with coverage that is commercially reasonable for such property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)	The Parent together with the Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure: the Parent’s independent auditors and audit committee have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Parent’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Parent’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Parent’s independent auditors and audit committee; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Parent have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct; the Parent, the Subsidiaries and the Parent’s directors or board of managers and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(pp)	Ernst & Young LLP who have certified the financial statements contained, or incorporated by reference, in the Time of Sale Document and the Prospectus, is an independent registered public accounting firm with respect to the Parent and the Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Accounting Oversight Board (United States) and as required by the Act.

(qq)	The Parent is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(rr)	The proceeds of the Offering will not be pledged as collateral pursuant to any existing loan, mortgage or deed of trust upon completion of the Offering.

(ss)

Neither the Parent nor any of the Subsidiaries, nor, to the knowledge of the Parent or any of the Subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Parent or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(tt)	The operations of the Parent and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent or any of the Subsidiaries, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(uu)	Neither the Parent nor any of the Subsidiaries nor, to the knowledge of the Parent or any of the Subsidiaries, any director, officer, agent, employee or affiliate of the Parent or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Parent and the Subsidiaries will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)	Each Issuer Free Writing Prospectus, when considered together with the Time of Sale Document as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ww)	Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Partnership has retained in accordance with the Act all Issuer Free Writing Prospectus that were not required to be filed pursuant to the Act.

(xx)	The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Document and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.

5. Covenants of the Partnership and the Guarantors. Each of the Partnership and the Guarantors jointly and severally agrees:

(a)

During the period beginning at the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of

Sale Document or the Prospectus, the Partnership shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Partnership shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.

(b)	After the date of this Agreement and during the Prospectus Delivery Period, the Partnership shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Time of Sale, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Partnership of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Act). The Partnership shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the SEC shall enter any such stop order or issue any such notice at any time, the Partnership will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 5(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Partnership agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Partnership under such Rule 424(b) were received in a timely manner by the SEC.

(c)	If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Partnership will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representative. If at the Renewal Deadline the Partnership is no longer eligible to file an automatic shelf registration statement, the Partnership will, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representative and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)	During the Prospectus Delivery Period, the Partnership and the Parent, as applicable, will file all documents required to be filed with the SEC and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(e)	The Partnership will prepare and will file the Pricing Supplement pursuant to Rule 433(d) under the Act within the time required by such rule.

(f)

The Partnership represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) or a portion thereof required to be filed by the Partnership with the SEC or retained by the Partnership under Rule 433 of the Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping. The Partnership consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Notes or their offering, (2) information that describes the final terms of the Notes or their offering and that is included in the Pricing Supplement or (3) information permitted under Rule 134 under the Act; provided that each Underwriter severally covenants with the Partnership not to take any action without the Partnership’s consent which consent shall be confirmed in writing that would result in the Partnership being required to file with the SEC under Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriters.

(g)	If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Time of Sale Document or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Time of Sale Document or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Time of Sale Document or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Time of Sale Document or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Time of Sale Document or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Partnership agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 5(a) and 5(f) hereof), file with the SEC (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Time of Sale Document or the Prospectus, or any new registration statement, necessary in order to make the statements in the Time of Sale Document or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Time of Sale Document or the Prospectus, as amended or supplemented, will comply with law.

(h)	The Partnership will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Time of Sale Document as the Representative may reasonably request.

(i)	Prior to 5:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as each Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the TIA, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(j)	To pay the required SEC filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(k)	To (i) advise the Underwriters promptly after obtaining knowledge (and, if requested by the Underwriters, confirm such advice in writing) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(l)	To cooperate with the Underwriters and the Underwriters’ counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(m)

Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing, distribution and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states or foreign jurisdictions including Canada (including, without limitation, the reasonable fees and disbursements of the Underwriters’ counsel relating to such registration or qualification which shall in no event exceed $15,000), (E) furnishing such copies of the Time of Sale Document and the Prospectus, and all amendments and supplements thereto, as may reasonably be requested for use by the Underwriters and (F) all expenses incurred in connection with any “road show” presentation to potential investors, other than the cost of any aircraft which shall be split 50-50 between the Partnership and the Underwriters (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Partnership, (iii) all fees and expenses (including reasonable fees and expenses of counsel) of the Partnership in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes and (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee.

(n)	To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Prospectus under the caption “Use of Proceeds.”

(o)	To make commercially reasonable efforts to do and perform all things reasonably required to be done and performed under the Documents to satisfy the closing conditions set forth in this Agreement.

(p)	To comply with the representation letter of the Partnership to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(q)	For a period of twelve months, the Partnership will furnish to the Underwriters copies of all reports and other communications (financial or otherwise) furnished by the Partnership to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Partnership or the Guarantors with the SEC or any national securities exchange on which any class of securities of the Partnership or the Guarantors may be listed; provided, however, that this covenant shall be deemed satisfied to the extent such reports, communications or financial statements are made generally available to the public.

(r)	The Partnership shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Underwriters.

6. Representations and Warranties of the Underwriters. (a) Each Underwriter, severally and not jointly, represents, warrants and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Partnership; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

7. Conditions. The obligations of the Underwriters to purchase the Notes under this Agreement are subject to the performance by each of the Partnership and each of the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)	All of the representations and warranties of the Partnership and the Guarantors contained in this Agreement shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Partnership and each other party to the Documents (other than the Underwriters) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to this Agreement (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)	No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes (including the Guarantees) in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Partnership or any of the Guarantors, be pending or contemplated as of the Closing Date.

(c)	No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Partnership or any of the Guarantors, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes (including the Guarantees), and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(d)	Subsequent to the date of this Agreement, there shall not have been any Material Adverse Change that would make it impracticable or inadvisable, in the judgment of the Underwriters, to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Prospectus.

(e)	On or after the date hereof, neither S&P nor Moody’s shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than the ratings assigned on June 2, 2015 and June 4, 2015, respectively.

(f)	The Underwriters shall have received on the Closing Date:

(i)	certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Parent, on behalf of the Partnership and each Guarantor, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Partnership and each of the Guarantors has each performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date, (c) at the Closing Date, since the date hereof and since the date of the most recent financial statements in the Time of Sale Document and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), there has been no Material Adverse Effect, other than as described in the Time of Sale Document and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) and (d) the sale of the Notes has not been enjoined (temporarily or permanently) by any Governmental Authority.

(ii)	a certificate, dated the Closing Date, executed by the Secretary of the Parent, on behalf of the Partnership and each Guarantor, certifying such matters as the Underwriters may reasonably request.

(iii)	a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Parent, on behalf of the Partnership and each Guarantor, substantially in the form previously approved by the Underwriters or their counsel.

(iv)	the opinion of Hogan Lovells US LLP, counsel to the Partnership, dated the Closing Date, in the form of Exhibit A attached hereto.

(v)	an opinion, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel to the Underwriters, in form satisfactory to the Underwriters covering such matters as are customarily covered in such opinions.

(g)	The Underwriters shall have received from Ernst & Young LLP, an independent registered public accounting firm, with respect to the Parent and the Subsidiaries, (A) a customary comfort letter, dated the date hereof, in form and substance reasonably satisfactory to the Underwriters and their counsel, with respect to the financial statements and certain financial information contained in or incorporated by reference in the Time of Sale Document, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and their counsel, to the effect that Ernst & Young LLP reaffirms the statements made in its letter furnished pursuant to clause (A) with respect to the financial statements and certain financial information of the Parent and the Subsidiaries.

(h)	Each of the Documents shall have been executed and delivered by all parties thereto, and the Underwriters shall have received a fully executed original of each Document.

(i)	The Underwriters, or their counsel, shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents as they may reasonably request.

(j)	The terms of each Document shall conform in all material respects to the description thereof in the Time of Sale Document and the Prospectus.

8. Indemnification and Contribution.

(a)	The Partnership and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Underwriters, their directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Underwriters and their directors, officers, employees or controlling persons may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Partnership or such Guarantor, as applicable, (not to be unreasonably withheld, delayed or conditioned), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Document or the Prospectus, or any amendment or supplement thereto, or in any “road show” presentation to potential investors previously approved by the Company (a “Road Show Presentation”); or

(ii)	the omission or alleged omission to state, in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Document or the Prospectus, or any amendment or supplement thereto, or in any Road Show Presentation, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, the Underwriters, their directors, officers, employees and each controlling person for any reasonable legal or other expenses incurred by the Underwriters or their controlling persons in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Partnership and the Guarantors will not be liable in any such case to the extent (but only to the extent) that such loss, claim, damage or liability resulted from any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Document or the Prospectus, any amendment or supplement thereto, or any Road Show Presentation in reliance upon and in conformity with written information concerning the Underwriters furnished to the Partnership by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Partnership consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 8 shall be in addition to any liability that the Partnership and the Guarantors may otherwise have to the indemnified parties.

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership, each of the Guarantors and their respective directors, officers and each person, if any, who controls the Partnership or any of the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Partnership, the Guarantors or any of their directors, officers or controlling persons may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Document or the Prospectus, any amendment or supplement thereto, or any Road Show Presentation or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Document or the Prospectus, any amendment or supplement thereto, or any Road Show Presentation or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter, furnished to the Partnership or its agents by such Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Partnership, each of the Guarantors or any of their directors, officers or controlling persons in connection with any such loss, claim, damage, liability or action in respect thereof. Each of the Partnership and the Guarantors hereby acknowledges that the only information that the Underwriters have furnished to the Partnership or its agents specifically for use in the

Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Document or the Prospectus or any amendment or supplement thereto, are the second sentence of the fourth paragraph, the fifth paragraph and the six paragraph under the caption “Underwriting” in the Time of Sale Document and the Prospectus. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties.

(c)

As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or the Partnership in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)	No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and reasonable legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)	In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements, omissions or actions or alleged statements, omissions or actions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Partnership bear to the total discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Partnership, on the one hand, or the Underwriters, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or action or alleged statement, omission or action, and any other equitable considerations appropriate in the circumstances.

(f)

The Partnership, the Guarantors and the Underwriters agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of the immediately preceding paragraph (e), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Partnership and the Guarantors, each officer of the Partnership and the Guarantors and each person, if any, who controls either of the Partnership or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Partnership and the Guarantors.

9. Termination. The Underwriters may terminate this Agreement at any time prior to the Closing Date by notice to the Partnership if any of the following has occurred:

(a)	since the date hereof, any Material Adverse Effect or development resulting in a Material Adverse Effect that could, in the Underwriters’ sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Prospectus, or (ii) materially impair the investment quality of any of the Notes (including the Guarantees);

(b)	any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Underwriters’ sole judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Prospectus or to enforce contracts for the sale of any of the Notes;

(c)	trading in the Parent’s common stock shall have been suspended by the SEC or the New York Stock Exchange or the suspension or limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ National Market; or

(d)	the declaration of a banking moratorium by any Federal or New York State Governmental Authority.

10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Partnership and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Defaulting Underwriter. If, on the Closing Date, any one of the Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters to purchase the Notes which such defaulting Underwriter agreed but failed or refused to purchase on such date. If, on the Closing Date any Underwriter shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the non defaulting Underwriters and the Partnership for the purchase of such Notes are not made within 36 hours after such default, then the Partnership shall have an additional 36 hours to procure additional purchasers. If the Partnership fails to procure additional purchasers, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or of the Partnership or any Guarantor. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Information Supplied by Underwriters. The statements set forth in the second sentence of the fourth paragraph, the fifth paragraph and the sixth paragraph under the caption “Underwriting” in the Time of Sale Document and the Prospectus constitute the only information furnished by such Underwriters to the Partnership or the Subsidiaries for the purposes of Sections 4(a) and 8 hereof.

13. No Fiduciary Relationship. The Partnership and the Guarantors hereby acknowledge that the Underwriters are acting solely as Underwriters in connection with the purchase and sale of the Notes. The Partnership and the Guarantors further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to either the Partnership or any of the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to either the Partnership or any of the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership and the Guarantors hereby confirm their understanding and agreement to that effect. The Partnership, the Guarantors and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership or the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Partnership or the Guarantors. The Partnership and the Guarantors hereby waive and release, to the fullest permitted by law, any claims that either the Partnership or the Guarantors may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

14. Miscellaneous.

(a)	Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Partnership or the Guarantors, to: 1212 New York Avenue, NW, Suite 900, Washington D.C. 20005, Attention: Christopher Eldredge, with a copy to: Hogan Lovells US LLP, 555 13th Street NW, Washington, DC 20004, Attention: Stuart A. Barr, Esq., and (ii) if to the Underwriters, to: SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, 10th Floor, Atlanta, GA 30326, Facsimile: 404-926-5248, Attention: High Yield Syndicate, with a copy to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, Attention: John G. Crowley, Esq. (or in any case to such other address as the person to be notified may have requested in writing).

(b)	This Agreement has been and is made solely for the benefit of and shall be binding upon the Partnership and the Guarantors, the Underwriters and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Underwriters merely because of such purchase.

(c)	THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d)	EACH OF THE PARTNERSHIP AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE UNDERWRITERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)	This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)	If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)	This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(j)	Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon each of the Underwriters.

Please confirm that the foregoing correctly sets forth the agreement between the Partnership, the Guarantors and the Underwriters.

Very truly yours,

DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation

By:	/s/ Richard A. Montfort, Jr.
Name:	Richard A. Montfort, Jr.
Title:	Executive Vice President, General Counsel and Secretary

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

GRIZZLY EQUITY LLC, a Delaware limited liability company, its Managing Member

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

GRIZZLY VENTURES LLC, a Delaware limited liability company

By:	Grizzly Equity LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort, Jr.
			Name:	Richard A. Montfort, Jr.
			Title:	Executive Vice President, General Counsel and Secretary

LEMUR PROPERTIES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

PORPOISE VENTURES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

RHINO EQUITY LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

TARANTULA INTERESTS LLC, a Delaware limited liability company its Managing Member

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

TARANTULA VENTURES LLC, a Delaware limited liability company

By:	Tarantula Interests LLC, a Delaware limited liability company its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort, Jr.
			Name:	Richard A. Montfort, Jr.
			Title:	Executive Vice President, General Counsel and Secretary

WHALE HOLDINGS LLC, a Delaware limited liability company, its Managing Member

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

WHALE INTERESTS LLC, a Delaware limited liability company, its Managing Member

By:	Whale Holdings LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort, Jr.
			Name:	Richard A. Montfort, Jr.
			Title:	Executive Vice President, General Counsel and Secretary

WHALE VENTURES LLC, a Delaware limited liability company

By:	Whale Interests LLC, a Delaware limited liability company, its Managing Member

	By:	Whale Holdings LLC, a Delaware limited liability company, its Managing Member

		By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

			By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

YAK MANAGEMENT LLC, a Delaware limited liability company, its Managing Member

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

YAK INTERESTS LLC, a Delaware limited liability company, its Managing Member

By:	Yak Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort, Jr.
			Name:	Richard A. Montfort, Jr.
			Title:	Executive Vice President, General Counsel and Secretary

XERES MANAGEMENT LLC, a Delaware limited liability company, its Managing Member

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

XERES INTERESTS LLC, a Delaware limited liability company, its Managing Member

By:	Xeres Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort, Jr.
			Name:	Richard A. Montfort, Jr.
			Title:	Executive Vice President, General Counsel and Secretary

XERES VENTURES LLC, a Delaware limited liability company, its Managing Member

By:	Xeres Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort, Jr.
			Name:	Richard A. Montfort, Jr.
			Title:	Executive Vice President, General Counsel and Secretary

FOX PROPERTIES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

Accepted and Agreed to: SUNTRUST ROBINSON HUMPHREY, INC. For itself and on behalf of the Underwriters listed in Schedule I hereto

By:	/s/ William G. Monroe, IV
	Name:	William G. Monroe, IV
	Title:	Director

SCHEDULE I

Underwriters	Principal Amount
SunTrust Robinson Humphrey, Inc.	$67,500,000
Goldman, Sachs & Co.	$50,000,000
KeyBanc Capital Markets Inc.	$30,000,000
RBC Capital Markets, LLC	$30,000,000
Regions Securities LLC	$30,000,000
Stifel, Nicolaus & Company, Incorporated	$30,000,000
TD Securities (USA) LLC	$12,500,000
Total	$250,000,000

SCHEDULE II

FREE WRITING PROSPECTUSES

Pricing Supplement dated June 4, 2015

SCHEDULE III

PRICING SUPPLEMENT

[Attached]

SCHEDULE IV

SUBSIDIARIES

DuPont Fabros Technology, L.P.

Alshain Ventures LLC

Beaver Ventures LLC

Cosmic Ventures LLC

Rhino Equity LLC

Quill Equity LLC

Lemur Properties LLC

Porpoise Ventures LLC

Tarantula Interests LLC

Tarantula Ventures LLC

Fox Properties LLC

Grizzly Equity LLC

Grizzly Ventures LLC

Whale Holdings LLC

Whale Interests LLC

Whale Ventures LLC

Yak Management LLC

Yak Interests LLC

Yak Ventures LLC

Xeres Management LLC

Xeres Interests LLC

Xeres Ventures LLC

DF Holdings I LLC

DF Technical Services, LLC

DF Property Management LLC